Exhibit 10.1
STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement (“Agreement”) is dated as of April 11, 2006, and is made by and between Bally Total Fitness Holding Corporation, a Delaware corporation (“Bally” or the “Company”), and Wattles Capital Management, LLC (the “Purchaser ”).
     WHEREAS, Bally wishes to sell to the Purchaser, and the Purchaser desires to purchase from Bally, shares of its common stock, par value $0.01 per share (“Common Stock”), pursuant to the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, Bally and the Purchaser hereby agree as follows:
ARTICLE I
DELIVERY OF COMMON STOCK AND RELATED MATTERS
     Section 1.1 Purchase of Common Stock. Bally shall authorize, issue and sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase and accept from the Company, an aggregate of 400,000 shares of Common Stock (the “Shares”) in consideration for a cash payment of $2,800,000. Upon execution of this Agreement, (i) Bally will instruct its transfer agent to issue the Shares to Purchaser; and (ii) Purchaser shall make its payment in respect of such Shares by wire transfer of immediately available funds to the account(s) specified in writing by Bally to the Purchaser.
     Section 1.2 Restricted Securities. The Purchaser understands that the Shares are being issued only in a transaction not involving any public offering in the United States within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Shares have not been registered under the Securities Act or any other applicable securities law, that the Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and that (A) prior to the expiration of the holding period applicable to sales of restricted securities pursuant to Rule 144 under the Securities Act, the Shares may be offered, resold, pledged or otherwise transferred only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction (i) (a) in a transaction meeting the requirements of Rule 144 under the Securities Act, (b) outside the U.S. to a foreign purchaser in a transaction meeting the requirements of Regulation S or (c) pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act and state securities laws, (ii) to Bally or (iii) pursuant to an effective registration statement under the Securities Act and (B) the Purchaser will notify any subsequent purchaser from it of the resale restrictions set forth in (A) above, if then applicable. The Purchaser agrees that the certificates representing the Shares shall bear a restrictive legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE

DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR LAWS.”
     Section 1.3 Registration Rights. Promptly after the execution of this Agreement, the Company will enter into a registration rights agreement with respect to the Shares for the benefit of the Purchaser, substantially in the form attached hereto as Exhibit A.
     Section 1.4 Voting Agreement. The Purchaser agrees for a period from the date hereof through December 31, 2006 that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of capital stock of the Company, however called, or in connection with any written consent of the holders of capital stock of the Company solicited by the Board of Directors, the Purchaser will appear at the meeting or otherwise cause the Shares to be counted as present at such meeting for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Shares (i) in favor of any proposed strategic transaction (including a merger or consolidation of the Company with another entity or the sale of substantially all of the Company’s assets) approved by the Board of Directors (a “Board-Approved Transaction”) and (ii) against any merger, consolidation, combination, sale of substantially all of the assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other acquisition proposal (other than a Board-Approved Transaction); provided, that the Purchaser holds the Shares on the record date for such meeting or as of the date of such written consent; provided, further, that this Section 1.4 will not apply to (x) the extent any Person has formally initiated (whether by tender offer, proxy solicitation or other filing that has been or will be mailed directly to holders of the Company’s Common Stock) a bona fide potential strategic transaction that is fully financed or reasonably capable of being financed and not a Board-Approved Transaction and such transaction would, if consummated, result in a transaction more favorable to the holders of the Company’s Common Stock from a financial point of view than the Board-Approved Transaction and (y) any shares of Common Stock that are owned as of the date hereof or hereafter acquired, directly or indirectly, by the Purchaser or any of its affiliates, other than the Shares issued pursuant to this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF BALLY
     The Company represents and warrants to the Purchaser as follows:
     Section 2.1 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority (i) to own, lease and operate its properties, to carry on its business as now being conducted and (ii) to execute, deliver and perform its obligations under this Agreement.
     Section 2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, sale and issuance of the Shares, has been taken. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.
     Section 2.3 No Conflicts. The execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Shares will not (i) violate any provision of law or statute or any order of any court or other governmental authority binding on the Company; (ii) contravene or conflict with the Company’s certificate of incorporation or bylaws; or (iii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default, or result in the creation of any lien upon any of the properties or assets of the Company, under any indenture, mortgage, lease agreement or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected.
     Section 2.4 Issuance of the Shares. The Shares will be duly authorized and when issued in accordance with the terms hereof will be validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances, restrictions and claims of any nature whatsoever (other than as set forth in Section 1.4 above and imposed under applicable securities laws).
     Section 2.5 Certain Securities Law Matters. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Article III hereof, the Shares may be issued to the Purchaser pursuant to this Agreement without registration under the Securities Act by reason of Section 4(2) thereof and similar provisions under applicable state securities laws.
     Section 2.6 Rights Agreement and DGCL 203.
     (a) Subject to the accuracy of Section 3.4, the execution, delivery and performance of this Agreement by the Company and the Purchaser does not in any way trigger, or raise any rights or obligations under, that certain stockholder rights plan adopted by the Board of Directors of the Company on October 18, 2005 and evidenced by that certain Rights Agreement, dated as of October 18, 2005, between the Company and LaSalle Bank National Association, as rights agent (the “Rights Agreement”), including without limitation by reason of the fact that other Persons may be entering into agreements with the Company similar to this Agreement. The Purchaser and its affiliates shall not be or be deemed to be the beneficial owner (within the meaning of Section 1.3 of the Rights Agreement) of any of the shares of Common Stock issued by the Company to any other Person pursuant to the Company’s solicitation of consents with respect to its 9 7/8% Senior Subordinated Notes due 2007 and 10 1/2% Senior Notes due 2011 and the transactions contemplated thereby (the “Consent Solicitations”).
     (b) Subject to the accuracy of Section 3.4, this Agreement and the transactions contemplated hereby will not result in the Purchaser or any of its affiliates becoming an Interested Stockholder (as such term is defined in Section 203 of the Delaware General Corporation Law).

     Section 2.7 Common Stock Outstanding. Without giving effect to the transaction contemplated by this Agreement and the other stock purchase agreement dated of even date herewith by and between the Company and investment funds affiliated with Ramius Capital Group, L.L.C., and after giving effect to the payment of consent fees in shares of Common Stock in connection with the Consent Solicitations, the Company would have 40,481,381 shares of Common Stock issued and outstanding as of the date hereof.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     The Purchaser represents and warrants to the Company as follows:
     Section 3.1 Organization and Standing of the Purchaser. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and has all requisite power and authority to execute, deliver and, as applicable, perform its obligations under this Agreement.
     Section 3.2 Investor Representations. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the acquisition of the Shares, including investments in securities issued by the Company. The Purchaser is acquiring the number of Shares set forth in Section 1.1 above in the ordinary course of its business and for its own account only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
     Section 3.3 Information Provided. The Purchaser has received and has had an opportunity to review, and has been furnished with, all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Shares which have been requested by the Purchaser. In that regard, the Purchaser acknowledges that Bally has failed to timely file its annual report on Form 10-K for the fiscal year ended December 31, 2005. The Purchaser has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries; and the Purchaser understands that its investment in the Shares involves a high degree of risk and that no governmental body has passed on or made any recommendation or endorsement of the Shares.
     Section 3.4 Ownership. Without giving effect to the transactions contemplated by this Agreement, as of the date hereof the Purchaser is the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 3,425,100 shares of Common Stock.

ARTICLE IV
INDEMNIFICATION
     The Company shall indemnify, defend and hold harmless Purchaser and its directors, officers, employees, partners, members, affiliates and agents (collectively, the “Indemnified Persons”) from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties, court costs and reasonable attorneys’ fees, including any action by Indemnified Persons for enforcement of its rights under this Article IV against the Company, that any Indemnified Person shall incur or suffer, which arise out of, or relate to (i) any breach of any of Company’s representations and warranties contained in this Agreement or (ii) any failure by Company to perform any covenant or agreement to be performed by it under this Agreement.
ARTICLE V
MISCELLANEOUS
     Section 5.1 Expenses and Taxes. The Company shall reimburse the Purchaser for the reasonable fees and disbursements of its legal counsel and other reasonable expenses incurred in connection with entering into this Agreement and the transactions contemplated herein. The Company shall pay all stamp, duty, transfer, excise or similar taxes in connection with the issuance, sale, delivery or transfer by the Company of the Shares.
     Section 5.2 Prior Agreements. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.
     Section 5.3 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.
     Section 5.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.
     Section 5.5 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.
     Section 5.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

     Section 5.7 Assignment; Binding Effect. The Purchaser shall not convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of Bally, and Bally shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of the Purchaser. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 5.8 Waiver; Remedies. No delay on the part of any Purchaser or Bally in exercising any right, power or privilege under this Agreement shall operate as a wavier thereof, nor shall any waiver on the part of any Purchaser or Bally of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.
     Section 5.9 Amendment. This Agreement may be modified or amended only by written agreement of the parties to this Agreement.
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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION
By:	/s/ Marc D. Bassewitz
Name:	Marc D. Bassewitz
Title:	Senior Vice President and General Counsel

WATTLES CAPITAL MANAGEMENT, LLC
By:	/s/ Mark J. Wattles
Name:	Mark J. Wattles
Title:	President

Exhibit A
Form of Registration Rights Agreement